Exhibit 24.1

ORE PHARMACEUTICAL HOLDINGS INC.
POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark J. Gabrielson and Benjamin L. Palleiko, and either of them, individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 (or such other Form as the proper officials of Ore may determine to be necessary or desirable) and any and all amendments thereto, for the registration under the Securities Act of 1933, as amended, of shares of common stock of Ore Pharmaceutical Holdings Inc. (the “Company”) issuable under the Ore Pharmaceutical Holdings Inc. 2009 Omnibus Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

/s/ MARK J. GABRIELSON	October 20, 2009
Mark J. Gabrielson	Date

/s/ BENJAMIN L. PALLEIKO	October 20, 2009
Benjamin L. Palleiko	Date

/s/ JAMES W. FORDYCE	October 20, 2009
James W. Fordyce	Date

/s/ J. STARK THOMPSON, Ph.D.	October 20, 2009
J. Stark Thompson, Ph.D.	Date

/s/ DAVID L. URDAL, Ph.D.	October 20, 2009
David L. Urdal, Ph.D	Date